Exhibit 10.21
ADDENDUM

THIS ADDENDUM (the “Addendum”) is made effective as of  June 30, 2010 by and between Henan Chaoyang Steel Co., Ltd. (“Party A”) and China Armco Metals, Inc. (“Party B”). Party A and Party B may collectively be referred to as the “Parties”.

BACKGROUND

A.  Party A and Party B are the parties to that certain Guaranty Cooperation Agreement dated June 11, 2010 (the "Agreement"); and

B.  The parties desire to amend certain parts of the Agreement as set forth below.

NOW, THEREFORE, in consideration of the execution and delivery of the Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	A new section 6 is hereby added as follows:

6. Additional Terms.

a.  In the event Party A fails or refuses to guaranty any loan on behalf of Party B up to RMB 300,000,000 (the “Commitment Amount”) during the five (5) year term of this Agreement, Party A shall return to Party B a prorata number of the 500,000 shares it received as compensation under this Agreement.  The number of shares to be returned shall equal the result of multiplying 500,000 shares by a fraction where the numerator is (i) the number of months from the date Party A fails or refused to guarantee the Commitment Amount through the fifth anniversary of this Agreement; and the denominator is (ii) 60.

b. In the event that Party A fails or refuses to guaranty the Commitment Amount, Party B may seek damages against Party A in the amount of two times the amount of shares forfeited.

2.
This Addendum shall be deemed part of, but shall take precedence over and supersede any provisions to the contrary contained in the Agreement. All initial capitalized terms used in this Addendum shall have the same meaning as set forth in the Agreement unless otherwise provided.  Except as specifically modified hereby, all of the provisions of the Agreement which are not in conflict with the terms of this Addendum shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Addendum as of the date first above written.

Henan Chaoyang Steel Co., Ltd. By:__(CORPORATE SEAL)________________ Print Name: ____________________________ Title: _________________________________	China Armco Metals, Inc. By:___(CORPORATE SEAL)_______________ Print Name: ____________________________ Title: _________________________________